Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

PEABODY ANNOUNCES EXPIRATION AND FINAL RESULTS OF EXCHANGE OFFER AND CONSENT SOLICITATION

ST. LOUIS, Jan. 26, 2021 – Peabody (NYSE: BTU) today announced the expiration and final results of its previously announced offer to exchange (the “Exchange Offer”) any and all of its 6.000% Senior Secured Notes due 2022 (the “Existing Notes”) for (i) new 10.000% Senior Secured Notes due December 31, 2024 (the “New Co-Issuer Notes”) to be co-issued by PIC AU Holdings LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Peabody, and PIC AU Holdings Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Peabody, and (ii) new 8.500% Senior Secured Notes due December 31, 2024 (the “New Peabody Notes” and together with the New Co-Issuer Notes, the “New Notes”) to be issued by Peabody.

The Exchange Offer expired at 11:59 p.m., New York City time, on January 25, 2021 (the “Expiration Date”). As of the Expiration Date, according to information provided to Peabody by Global Bondholder Services Corporation, the Information Agent and Exchange Agent for the Exchange Offer, approximately $398.69 million in aggregate principal amount of the Existing Notes, representing approximately 86.86% of the total outstanding principal amount of the Existing Notes, had been validly tendered and accepted for exchange by Peabody in connection with the Exchange Offer.

Peabody expects the settlement of the Exchange Offer to occur on or about January 29, 2021 (the “Settlement Date”), subject to customary closing conditions. In connection with the settlement of the Exchange Offer, Peabody expects that each $1,000 principal amount of Existing Notes tendered on or prior to the Expiration Date will be exchanged into an amount of New Peabody Notes that, together with New Co-Issuer Notes received in exchange, the Pro Rata Payment (as defined below) and the early tender premium, will amount to $1,010 aggregate consideration received for each $1,000 of principal amount of Existing Notes tendered. Accordingly, at the participation level of 86.86%, in exchange for each $1,000 principal amount of Existing Notes validly tendered and accepted by Peabody, participating eligible holders of Existing Notes will receive $486.59 principal amount of New Co-Issuer Notes, $489.78 principal amount of New Peabody Notes and a pro rata share per $1,000 principal amount of Existing Notes tendered by the Expiration Date of a cash payment of $9,420,000 equal to $23.63 in cash (the “Pro Rata Payment”), as well as the early tender premium of $10.00 in cash.

Concurrently with the Exchange Offer, Peabody solicited consents (the “Consent Solicitation”) from holders of Existing Notes to certain proposed amendments to the indenture governing the Existing Notes (the “Existing Indenture”) to (i) eliminate substantially all of the restrictive covenants, certain events of default applicable to the Existing Notes and certain other provisions contained in the Existing Indenture, and (ii) release the collateral securing the Existing Notes and eliminate certain other related provisions contained in the Existing Indenture (the “Existing Indenture Amendments”). The Existing Indenture Amendments require the consent of holders of a majority in aggregate principal amount of the outstanding Existing Notes, with the exception of the amendments to release all of the collateral securing the Existing Notes, which require the consent of holders of 66-2/3% in aggregate principal amount of the outstanding Existing Notes. As of the withdrawal deadline, Peabody had received consents sufficient to approve the Existing Indenture Amendments and on January 8, 2021, together with the parties to the Existing Indenture, entered into a supplemental indenture containing such Existing Indenture Amendments, which amendments will not become operative until completion of the Exchange Offer on the Settlement Date. Following the Existing Indenture Amendments becoming operative, any Existing Notes that remain outstanding following the Settlement Date will no longer be secured or have the benefit of the restrictive covenants, events of default and other provisions referred to above.

On December 24, 2020, Peabody entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with certain of its subsidiaries, each of the revolving lenders under Peabody’s credit agreement, the administrative agent under Peabody’s credit agreement, and certain holders, or investment advisors, sub-advisors, or managers of discretionary accounts that hold the Existing Notes, pursuant to which the parties agreed, among other things and subject to the terms thereof, to effectuate the Exchange Offer described herein. On December 31, 2020, the same parties entered into an Amended and Restated Transaction Support Agreement, which clarifies certain provisions detailed in the term sheet and descriptions of notes attached as exhibits to the Transaction Support Agreement.

In connection with the Exchange Offer and within 15 days of the Settlement Date, Peabody has agreed to make an offer to purchase up to $22.5 million in aggregate accreted value of the New Peabody Notes at a purchase price equal to 80% of the accreted value of the New Peabody Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable purchase date.

The New Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and any applicable state securities laws.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The Exchange Offer is not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Peabody (NYSE: BTU) is a leading coal producer, serving customers in more than 25 countries on six continents. We provide essential products to fuel baseload electricity for emerging and developed countries and create the steel needed to build foundational infrastructure. Our commitment to sustainability underpins our activities today and helps to shape our strategy for the future. For further information, visit PeabodyEnergy.com.

Contact:

Julie Gates

314.342.4336

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events, or developments that Peabody expects will occur in the future are forward-looking statements, including the Company’s ability to consummate the Exchange Offer and Consent Solicitation and the Company’s expectations regarding future liquidity, cash flows, mandatory debt payments and other expenditures. They may also include estimates of sales targets, cost savings, capital expenditures, other expense items, actions relating to strategic initiatives, demand for the company’s products, liquidity, capital structure, market share, industry volume, other financial items, descriptions of management’s plans or objectives for future operations and descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect Peabody’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond Peabody’s control, including the ongoing impact of the COVID-19 pandemic and factors that are described in Peabody’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019, and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody’s website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.